Exhibit 10.1

Performer’s Letter of Intent

This letter is to inform you that I, ______________________ am interested in rendering acting services in PublicFilmWorks’ motion picture project entitled ________________ . My commitment to this project, however, is subject to our parties working out an acceptable deal, which will take into account my schedule, my compensation, my credit and other material terms.  I acknowledge that the film is tentatively scheduled for a ________________ shoot.

Please keep me informed as to the status of the project.  If you have any questions I can be reached at ____________________.

Respectfully Yours,

____________________

Date________________